SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CIGNA Corporation

(Name of Registrant as Specified in Its Charter)

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Script for use in Communicating with Shareholders in Connection with CIGNA Corporation’s 2004 Annual Meeting of Shareholders

Re: 2004 CIGNA Corporation Proxy Statement; Election of Directors and Ratification of Independent Auditors

•	Certain proxy advisors have suggested that CIGNA shareholders withhold votes for certain directors because of disclosures in CIGNA’s Proxy Statement related to routine business relationships that are not material to CIGNA’s consolidated results (and that are in amounts below the disclosure thresholds). CIGNA believes that withholding votes on the basis of this issue is inappropriate and continues to recommend that shareholders reelect these very qualified directors.

•	CIGNA Corporation is seeking shareholder support for the election of the four nominees listed in the March 26, 2004 Proxy Statement: Robert Campbell, Jane Henney, M.D., and Charles Shoemate (for terms to expire in 2007) and Louis Sullivan, M.D. (for a term to expire in 2006). CIGNA believes that these four nominees deserve the support of shareholders for election as Directors.

•	As disclosed on page 17 of CIGNA’s Proxy Statement, some companies with which CIGNA directors are affiliated provide products and services to CIGNA and CIGNA provides certain benefit coverage for employees of these companies. As noted in the Proxy Statement, none of these transactions exceeded reportable thresholds.

•	During 2003, only two continuing directors served as executive officers of companies with which CIGNA Companies had commercial relationships. Joseph Neubauer and Marilyn Ware served as executive officers of ARAMARK and American Water Works, respectively, with which CIGNA Companies had insignificant commercial relationships in the normal course of business.

•	CIGNA Companies were paid approximately $6.2 million by ARAMARK and approximately $1.3 million by American Water Works for employee benefits-related products and services. Both payments were less than 0.1% of CIGNA Corporation’s consolidated gross revenues for 2003.

•	Similarly, CIGNA Companies paid ARAMARK approximately $1.0 million for food services and paid American Water Works approximately $30,000 for water utility services. These payments did not exceed 0.1% of the recipient company’s consolidated gross revenues for 2003.

•	Several incumbent directors enrolled in benefit plans offered by CIGNA for which they are eligible and paid premiums or other associated expenses. These plans are described in the section of the Proxy Statement describing director compensation.

•	Also, certain proxy advisors have suggested that CIGNA director Dr. Louis Sullivan serves on too many boards of directors and therefore have advised that votes for Dr. Sullivan be withheld. While Dr. Sullivan has impeccable credentials and an excellent record of service and attendance as a CIGNA director, following the filing and distribution of the Proxy Statement, Dr. Sullivan informed CIGNA Corporation that he intends to reduce his board memberships to six in 2004. CIGNA made this fact public.

•	CIGNA Corporation is also seeking shareholder support for the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers to serve as the Corporation’s independent auditors of the year 2004. This continues the Corporation’s longstanding practice of seeking shareholder ratification of the appointment of the Corporation’s independent auditors.